UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(E)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

Delphi Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

DELPHI DATELINE—Monday, March 29, 2004

2003 Annual Report and Proxy Material en route

The 2003 Delphi Annual Report and proxy materials are in the mail to Delphi stockholders. Delphi U.S. salaried employees who own stock and have a company e-mail address will receive the information electronically on Wednesday, March 31. Materials have been sent to employee stockholders that opted not to receive the annual report and proxy voting documents electronically. By receiving the materials and voting electronically, employees will reduce Delphi printing, mailing and tabulation costs. Please remember to vote your proxy, electronically or by mail, by Wednesday, May 5, 2004.

Why Should I Vote?

You are an owner of this company and your voice should be heard. As an owner, it is your right to vote on proposals that affect corporate direction. You have the ability to make a difference in voting your proxy and help align the company’s success with your personal and professional success as an employee shareholder. Please, vote your shares.

What is a Proxy Statement?

A proxy statement is information that the Securities and Exchange Commission (SEC) requires companies provide to shareholders before they vote on company matters. The proxy statement contains information on members of the Board of Directors, top officers’ salaries, and executive compensation matters and option plans, as well as any proposals submitted by stockholders and management. This year, stockholders are being asked to vote on seven proposals.

How Do I Vote?

Voting is simple. The proposals are explained in detail in the proxy statement and shareholders can either cast their votes via the Intranet, toll-free telephone number, or by completing and mailing the proxy card. Whether shares are held in a brokerage or registered account, or through Delphi’s stock savings purchase plan (S-SPP) or personal savings plan (PSP), it is important that employees read the proxy statement thoroughly and vote all shares. Each shareholder is entitled to vote for each account in which Delphi stock is held. For example, vote once for shares held in an S-SPP or PSP account, vote again if individual shares are held through a brokerage firm or registered account at Bank Boston EquiServe.

DELPHI DATELINE—Tuesday, April 20, 2004

Vote Your Proxy

Recently employees received Delphi’s fifth annual report and proxy statement. The proxy statement provides an opportunity to exercise a right to vote as a Delphi stockholder. Please vote shares by Internet, telephone or mail.

There are two types of proposals in the proxy statement—those proposed by the Board of Directors and those proposed by stockholders. The stockholder proposals are submitted to Delphi and are included in the proxy statement in the exact language as received. Included with each proposal are the Board of Directors recommendation for a vote either “For” or “Against” the proposal and the business rationale for the recommendation. As an employee stockholder, it is important to read the proxy statement thoroughly to understand the recommendations.

DELPHI DATELINE—Monday, May 3, 2004

It’s Time to Vote Your Proxy!

If you haven’t voted your proxy, time is running out. All stockholder votes must be cast by 11:59 p.m. EDT, Wednesday, May 5, 2004.

Voting is simple. The proxy card provides instructions to cast a vote by Internet, the toll-free telephone number or by mail. In line with Delphi’s structural cost reductions, employee stockholders casting their vote by Internet reduce the costs associated with voting by telephone or mail.

The Internet and telephone voting procedures have been established for employee shareholder convenience. These procedures are designed to authenticate identity, to give voting instructions, and to confirm that those instructions have been recorded properly. Employees are encouraged to vote by Internet or telephone. Specific instructions are contained in the proxy card. Employees casting a vote via the proxy card, please return the signed proxy before the annual meeting.

Remember to vote each proxy statement received. Whether shares are held in a brokerage or registered account, or through Delphi’s Savings-Stock Purchase Program (S-SPP) or Delphi’s Personal Savings Plan for Hourly-Rated Employees (PSP), it is important to read the proxy statement thoroughly and vote all shares. As a stockholder, employees are entitled to vote for each account in which they hold Delphi stock.

DELPHI DATELINE—Wednesday, May 5, 2004

Deadline to Vote Your Proxy

Stockholders have until tonight at 11:59 p.m. EDT to cast their vote regarding the proposals in the proxy statement. The proxy card enclosed with the proxy statement provides instructions for voting by Internet, the toll-free telephone number or by mail.

Voting results can be found in Delphi’s Form 10-Q for the second quarter of 2004 and in the investor information at www.delphi.com.